UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRP INC.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Canada	3799	Not Applicable
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

726 Saint-Joseph Street

Valcourt, Quebec

Canada, J0E 2L0

(450) 532-6154

(Address and telephone number of registrant’s principal executive offices)

BRP US Inc.

10101 Science Drive

Sturtevant, WI 53177

(262) 884-5000

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Martin Langellier BRP Inc. 726 Saint-Joseph Street, Valcourt, Quebec Canada, JOE 210 (514) 313-1190	Aniko Pelland Warren Katz Stikeman Elliott, LLP 1155 René-Lévesque Blvd. West Montreal, Quebec Canada, H3B 3V2 (514) 397-3000	Rachel Phillips Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 (514) 397-3000

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement becomes effective.

Province of Québec, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box)

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	At some future date (check the appropriate box below)

1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended (the “Securities Act”) or on such date as the United States Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities. This short form prospectus is filed in reliance on an exemption from the preliminary base shelf prospectus requirement for a well-known seasoned issuer.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Legal Officer and Corporate Services of BRP Inc. at 726 Saint-Joseph Street, Valcourt, Québec, J0E 2L0, telephone: (450) 532-6154, and are also available electronically at https://www.sedarplus.ca.

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	March 26, 2025

BRP INC.

Subordinate Voting Shares

Preferred Shares

Debt Securities

Warrants

Subscription Receipts

Units

BRP Inc. (the “Corporation” or “BRP”) may offer, issue and sell, as applicable, from time to time, subordinate voting shares (“Subordinate Voting Shares”), preferred shares, debt securities, warrants to acquire any of the other securities that are described in this short form base shelf prospectus (the “Prospectus”), subscription receipts to acquire any of the other securities that are described in this Prospectus, units comprised of one or more of any of the other securities that are described in this Prospectus, or any combination of such securities (all of the foregoing collectively, the “Securities” and individually, a “Security”), in one or more transactions during the 25-month period that this Prospectus, including any amendments hereto, remains effective.

The Corporation will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more prospectus supplements (each a “Prospectus Supplement”) to this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series. One or more securityholders of the Corporation may also offer and sell Securities under this Prospectus.

As of the date hereof, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders (as defined below). See “Well-Known Seasoned Issuer”. All information permitted under applicable securities laws, including as permitted under the WKSI Blanket Orders, to be omitted from this Prospectus will be contained, as required, in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. For the purposes of applicable securities laws, each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains. This Prospectus and any applicable Prospectus Supplement should be read carefully before investing in any Securities offered pursuant to this Prospectus.

The Corporation’s Securities may be offered and sold pursuant to this Prospectus through underwriters, dealers, directly or through agents designated from time to time, at amounts and prices and other terms determined by the Corporation or any selling securityholders. This Prospectus may qualify an “at-the-market distribution” (as such term is defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”)). In connection with any underwritten offering of Securities, unless otherwise specified in the relevant Prospectus Supplement and other than an “at-the-market” offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those that might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. A Prospectus Supplement will set out the names of any underwriters, dealers, agents or selling securityholders involved in the sale of the Corporation’s Securities, the amounts, if any, to be purchased by the underwriters, the plan of distribution for such Securities, including the net proceeds the Corporation expects to receive from the sale of such Securities, if any, the amounts and prices at which such Securities are sold, the compensation of such underwriters, dealers or agents and other material terms of the plan of distribution.

No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

The Subordinate Voting Shares are listed and posted for trading on the Toronto Stock Exchange (“TSX”) under the trading symbol “DOO” and on the Nasdaq Global Select Market (the “Nasdaq”) under the trading symbol “DOOO”. On March 25, 2025, the last trading day prior to the date of this Prospectus, the closing prices of the Subordinate Voting Shares on the TSX and Nasdaq were $50.78 and U.S.$35.54, respectively. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Subordinate Voting Shares will not be listed on any securities exchange. There is currently no market through which such Securities other than Subordinate Voting Shares may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus and the Prospectus Supplement relating to such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

Purchasers of Securities should be aware that the acquisition of Securities may have tax consequences. This Prospectus does not discuss Canadian tax consequences and any such tax consequences may not be described fully in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

The Corporation has two classes of issued and outstanding shares: the Subordinate Voting Shares which are listed and posted for trading on the TSX and the Nasdaq, and the multiple voting shares (the “Multiple Voting Shares” and, together with the Subordinate Voting Shares, the “Shares”). Subordinate Voting Shares are “restricted securities” within the meaning of such term under applicable Canadian securities laws. The Subordinate Voting Shares and the Multiple Voting Shares are substantially the same with the exception of the multiple voting, conversion and subscription rights attached to the Multiple Voting Shares. Each Subordinate Voting Share is entitled to one vote and each Multiple Voting Share is entitled to six votes on all matters. The Multiple Voting Shares are convertible into Subordinate Voting Shares on a one-for-one basis at any time at the option of the holders thereof and automatically in certain other circumstances. In the event of any distribution or issuance of voting shares of the Corporation (other than Multiple Voting Shares, Subordinate Voting Shares issued upon conversion of Multiple Voting Shares or voting shares issued upon the exercise of a right attached to a previously issued security), the holders of Multiple Voting Shares are entitled to subscribe for additional Multiple Voting Shares in order to maintain their proportion of total voting rights associated with the then outstanding Multiple Voting Shares. The holders of Subordinate Voting Shares benefit from protection provisions that give them certain rights in the event of a take-over bid for the Multiple Voting Shares.

- ii -

Certain of the Corporation’s directors, namely Joshua Bekenstein, Ernesto M. Hernández, Katherine Kountze, Nicholas Nomicos, Edward Philip, and Barbara Samardzich, reside outside of Canada. Each such director has appointed BRP Inc. as agent for service of process in Canada at the following address: 726 Saint-Joseph Street, Valcourt, Québec, J0E 2L0. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that resides outside of Canada, even if the party has appointed an agent for service of process.

An investment in Securities is subject to a number of risks that should be carefully considered by prospective investors before purchasing Securities. Prospective investors of Securities should carefully read and consider the information contained in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement. See “Risk Factors”.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

The head and registered office of the Corporation is located at 726 Saint-Joseph Street, Valcourt, Québec, J0E 2L0.

- iii -

GENERAL MATTERS

Unless otherwise noted or the context otherwise indicates, the “Corporation” and “BRP” refer to BRP Inc. and its direct and indirect subsidiaries and predecessors or other entities controlled by them.

Unless otherwise indicated, all references to “$” or “dollars” in this Prospectus refer to Canadian dollars.

ABOUT THIS PROSPECTUS

Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide readers with information different from that contained in this Prospectus (or incorporated by reference herein). The Corporation takes no responsibility for, and can provide no assurance as to the reliability of any other information that others may give readers of this Prospectus. The Corporation is not making an offer of Securities in any jurisdiction where the offer is not permitted. Readers are required to inform themselves about, and to observe any restrictions relating to, any offer of Securities and the possession or distribution of this Prospectus and any applicable Prospectus Supplement.

Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference herein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Corporation may have changed since those dates.

This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities in compliance with applicable securities laws. The Corporation does not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, the Corporation’s website shall not be deemed to be a part of this Prospectus and such information is not incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Legal Officer and Corporate Services of BRP Inc. at 726 Saint-Joseph Street, Valcourt, Québec, J0E 2L0, telephone: (450) 532-6154, and are also available electronically at https://www.sedarplus.ca.

The following documents of the Corporation, filed with the various securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into and form an integral part of this Prospectus:

•	The annual information form of the Corporation dated March 25, 2025 for the year ended January 31, 2025;

•

The audited consolidated financial statements of the Corporation as at and for the years ended January 31, 2025 and 2024, together with the notes thereto and the reports of the independent registered public accounting firm thereon;

•	The management’s discussion and analysis of financial condition and results of operations of the Corporation for the three and twelve-month periods ended January 31, 2025 (the “MD&A”); and

•	The management proxy circular dated April 25, 2024 in connection with the annual general meeting of the shareholders of the Corporation held on May 31, 2024.

Any document of the type required by National-Instrument 44-101 Short Form Prospectus Distributions (“NI 44-101”) to be incorporated by reference into a short form prospectus under applicable Canadian securities laws, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, condensed consolidated interim financial statements, annual financial statements (in each case, including exhibits containing updated earnings coverage information) and the independent registered public accounting firm’s report thereon, management’s discussion and analysis and information circulars of the Corporation, filed by the Corporation with securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the completion or withdrawal of any offering under this Prospectus, shall be deemed to be incorporated by reference into this Prospectus.

The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Corporation and readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.

Upon a new annual information form and annual audited consolidated financial statements being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual audited consolidated financial statements and all condensed consolidated interim financial statements and in each case the accompanying management’s discussion and analysis of financial condition and results of operations, and material change reports, filed prior to the commencement of the financial year of the Corporation in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon condensed consolidated interim financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all condensed consolidated interim financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations filed prior to such new condensed consolidated interim financial statements and management’s discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

References to the Corporation’s website in any documents that are incorporated by reference into this Prospectus and any Prospectus Supplement do not incorporate by reference the information on such website into this Prospectus or any Prospectus Supplement, and the Corporation disclaims any such incorporation by reference.

Any “template version” of “marketing materials” (as those terms are defined in National Instrument 41-101 – General Prospectus Requirements) pertaining to a distribution of Securities filed after the date of a Prospectus Supplement and before termination of the distribution of Securities offered pursuant to such Prospectus Supplement will be deemed to be incorporated by reference into the Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded and not incorporated by reference, for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information in relation to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and shall be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement but only for the purposes of the offering of the Securities covered by that Prospectus Supplement.

FORWARD-LOOKING STATEMENTS

Certain statements in this Prospectus or in the documents incorporated herein by reference about the Corporation’s current and future plans, including the Corporation’s process for the sale of its Marine businesses, prospects, expectations, anticipations, estimates and intentions, results, levels of activity, performance, objectives, targets, goals or achievements, priorities and strategies, and any other future events or developments and other statements that are not historical facts constitute forward-looking statements within the meaning of applicable securities laws. The words “may”, “will”, “would”, “should”, “could”, “expects”, “forecasts”, “plans”, “intends”, “trends”, “indications”, “anticipates”, “believes”, “estimates”, “outlook”, “predicts”, “projects”, “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.

Forward-looking statements are presented for the purpose of assisting readers in understanding certain key elements of the Corporation’s current objectives, goals, targets, strategic priorities, expectations and plans, and in obtaining a better understanding of the Corporation’s business and anticipated operating environment. Readers are cautioned that such information may not be appropriate for other purposes; readers should not place undue reliance on forward-looking statements contained in this Prospectus and the documents incorporated herein by reference. Forward-looking statements, by their very nature, involve inherent risks and uncertainties and are based on a number of assumptions, both general and specific. The Corporation cautions that its assumptions may not materialize and that the currently challenging macroeconomic and geopolitical environments in which it evolves, including specifically the uncertainty around the potential imposition of new duties, tariffs and other trade restrictions (and any retaliatory measures) may render such assumptions, although believed reasonable at the time they were made, subject to greater uncertainty. These assumptions include the Corporation’s ability to complete the sale of its Marine businesses within the anticipated time periods, at the expected cost levels and generating the expected proceeds. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results or performance of the Corporation or the industry to be materially different from the outlook or any future results or performance implied by such statements. In addition, many factors could cause the Corporation’s actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the risk factors discussed under the heading “Risk Factors” in the MD&A.

Furthermore, the forward-looking statements contained in this Prospectus or in the documents incorporated herein by reference are made as of the date of this Prospectus or of the applicable document, and the Corporation has no intention and undertakes no obligation to update or revise any forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, unless required by applicable securities regulations. In the event that the Corporation does update any forward-looking statements contained in this Prospectus or in the documents incorporated herein by reference, no inference should be made that the Corporation will make additional updates with respect to that statement, related matters or any other forward-looking statement.

TRADEMARKS AND TRADENAMES

This Prospectus and the documents incorporated herein by reference refer to trademarks, including Alumacraft®, BRP®, Can-Am®, Lynx®, Manitou®, Quintrex®, Rotax®, Sea-Doo® and Ski-Doo® in respect of its main brands, which are protected under applicable intellectual property laws and are the property of the Corporation or its affiliates. Solely for convenience, the Corporation’s trademarks and tradenames referred to in this Prospectus and the documents incorporated herein by reference may appear without the ® or ™ symbol, but such references are not intended to indicate, in any way, that the Corporation will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks and tradenames. All other trademarks used in this Prospectus or the documents incorporated herein by reference are the property of their respective owners.

THE CORPORATION

The Corporation was incorporated under the Canada Business Corporations Act on May 1, 2003 under the name J.A. Bombardier (J.A.B.) Inc. On June 28, 2006, the Corporation was amalgamated with 4308042 Canada Inc., a wholly-owned subsidiary of the Corporation. On April 12, 2013, the Corporation filed articles of amendment to change its name to BRP Inc. Immediately prior to the closing of its initial public offering on May 29, 2013, the Corporation filed articles of amendment to reorganize its authorized and issued share capital.

The Corporation’s head and registered office is located at 726 Saint-Joseph Street, Valcourt, Québec, J0E 2L0.

BUSINESS OF THE CORPORATION

BRP is a global leader in the design, development, manufacturing, distribution and marketing of powersports vehicles and marine products. The Corporation is a diversified manufacturer of powersports vehicles and marine products, providing enthusiasts with a variety of exhilarating, stylish and powerful products for all year-round use on a variety of terrains. The Corporation’s diversified portfolio of brands and products includes for powersports: Ski-Doo and Lynx snowmobiles, Sea-Doo watercraft and pontoons, Can-Am on and off-road vehicles, Alumacraft and Quintrex boats, Manitou pontoons and Rotax engines for jet boats and outboard engines as well as Rotax engines for karts and recreational aircraft. Additionally, the Corporation supports its line of products with a dedicated parts, accessories and clothing business.

The Corporation employs approximately 16,500 people mainly in manufacturing and distribution sites in Mexico, Canada, Austria, the United States, Finland, Australia and Germany. The Corporation sells its products in over 130 countries. The products are sold directly through a network of approximately 2,400 dealers in 22 countries as well as through approximately 140 distributors serving approximately 315 additional dealers.

Additional information about the Corporation’s business is included in the documents incorporated by reference into this Prospectus.

CONSOLIDATED CAPITALIZATION

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Corporation since the date of the Corporation’s most recently filed financial statements, that will result from the issuance of Securities pursuant to such Prospectus Supplement.

Other than as described in this Prospectus (including the documents incorporated by reference herein), there have been no material changes to the Corporation’s share and loan capitalization since March 25, 2025, the date of the most recently filed audited consolidated financial statements of the Corporation.

EARNINGS COVERAGE RATIOS

The applicable Prospectus Supplement will provide, as required, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

The net proceeds to the Corporation from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities. The Corporation will not receive any proceeds from any sale of any Securities by selling securityholders.

RISK FACTORS

Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including any applicable Prospectus Supplement. Additional risk factors relating to a specific offering of Securities may be described in the applicable Prospectus Supplement. Some of the risk factors described herein and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, the Corporation’s business, prospects, financial condition, results of operations and cash flows, and the prospective investor’s investment in the Securities could be materially adversely affected. Additional risks and uncertainties of which the Corporation currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on its business, financial condition and results of operation. The Corporation cannot assure that it will successfully address any or all of these risks. For additional information in respect of the risks affecting our business, see the “Risk Factors” section of the MD&A, available on SEDAR+ under the Corporation’s profile at https://www.sedarplus.ca.

TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor acquiring any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

EXEMPTION UNDER SECURITIES LAWS

The Corporation has applied for an exemption pursuant to Section 11.1 of NI 44-102 requesting relief from the requirement under Section 6.3(1)3 of NI 44-102 to include a prospectus certificate signed by each agent or underwriter who, with respect to the Securities offered by any Prospectus Supplement, is in a contractual relationship with the Corporation to the extent that such agent or underwriter is not a registered dealer in any Canadian jurisdiction (a “Foreign Dealer”). Accordingly, such Foreign Dealer would not, directly or indirectly, make any offers or sales to persons in a province or territory of Canada. All sales of Securities pursuant to any Prospectus Supplement to persons in a province or territory of Canada would solely be made through other agents or underwriters that are duly registered in the applicable province or territory where any offer of Securities will be made (the “Canadian Dealers”) and the Prospectus Supplement would include a certificate signed by each Canadian Dealer in compliance with Section 6.3(1)3 of NI 44-102. The granting of the exemption will be evidenced by the issuance of a receipt in respect of the Prospectus.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters will be passed upon on the Corporation’s behalf by Stikeman Elliott LLP.

INDEPENDENT AUDITOR, TRANSFER AGENT AND REGISTRAR

The independent auditor of the Corporation is Deloitte LLP, at its office at La Tour Deloitte, 1190 Avenue des Canadiens-de-Montréal, Suite 500, Montreal, Québec, H3B 0M7. Deloitte LLP is independent with respect to the Corporation within the meaning of the Securities Act of 1933, as amended and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States) and within the meaning of the Code of Ethics of the Ordre des comptables professionnels agréés du Québec.

The transfer agent and registrar for the Subordinate Voting Shares is Computershare Investor Services Inc. at its principal office in Montreal.

PURCHASERS’ STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may only be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment thereto. In several of the provinces and territories of Canada, securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment thereto contain a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limits prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.

ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS

Certain of the Corporation’s directors, namely Joshua Bekenstein, Ernesto M. Hernández, Katherine Kountze, Nicholas Nomicos, Edward Philip and Barbara Samardzich, reside outside of Canada. Each of the foregoing directors has appointed BRP Inc. as agent for service of process in Canada at the following address: 726 Saint-Joseph Street, Valcourt, Québec, J0E 2L0. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if such person has appointed an agent for service of process.

WELL-KNOWN SEASONED ISSUER

On December 6, 2021, the securities regulatory authorities in each of the provinces and territories of Canada each independently adopted a series of substantively harmonized blanket orders, including the Autorité des marchés financiers (Québec)’s DÉCISION No. 2021-PDG-0066 Décision générale relative à une dispense de certaines obligations du régime de prospectus préalable au bénéfice d’émetteurs établis bien connus (together with the equivalent local blanket orders in each of the other provinces of Canada, as extended, amended, varied or replaced by a rule as of the date hereof, collectively, the “WKSI Blanket Orders”). The WKSI Blanket Orders were adopted to reduce regulatory burden associated with certain prospectus requirements under NI 44-101 and NI 44-102 for issuers that are well-known reporting issuers, have a strong market following, complete public disclosure record and sufficient public float. The WKSI Blanket Orders came into force on January 4, 2022 and allow such “well-known seasoned issuers”, or “WKSIs”, to file a final short-form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final-short form base shelf prospectus. As of the date hereof, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.

CERTIFICATE OF BRP INC.

Dated: March 26, 2025

This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of each of the provinces and territories of Canada.

(signed) José Boisjoli	(signed) Sébastien Martel

JOSÉ BOISJOLI President and Chief Executive Officer	SÉBASTIEN MARTEL Chief Financial Officer

On behalf of the Board of Directors

(signed) Edward Philip	(signed) Joshua Bekenstein

EDWARD PHILIP Director	JOSHUA BEKENSTEIN Director

C-1

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Canada Business Corporations Act (the “CBCA”), we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. The CBCA also provides that we may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the CBCA unless the individual:

•

acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our by-laws require us to indemnify to the fullest extent permitted by the CBCA each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.

Our by-laws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity.

We have entered into agreements with our directors and certain officers (each an “Indemnitee” under such agreements) to indemnify the Indemnitee, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer or director of (i) our company or (ii) an organization of which our company is a shareholder or creditor if the Indemnitee serves such organization at our request.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Exhibits

Exhibit No.	Description

4.1	The annual information form of the Company dated March 26, 2025 for the year ended January 31, 2025 (incorporated by reference from Exhibit 99.1 of the Registrant’s Annual Report on Form 40-F for the year ended January 31, 2025, filed with the Commission on March 26, 2025).

4.2	The audited consolidated financial statements of the Company as at and for the years ended January 31, 2025 and 2024, together with the notes thereto and the reports of the independent registered public accounting firm thereon (incorporated by reference from Exhibit 99.2 of the Registrant’s Annual Report on Form 40-F for the year ended January 31, 2025, filed with the Commission on March 26, 2025).

4.3	The management’s discussion and analysis of financial condition and results of operations of the Company for the three and twelve-month periods ended January 31, 2025 (incorporated by reference from Exhibit 99.3 of the Registrant’s Annual Report on Form 40-F for the year ended January 31, 2025, filed with the Commission on March 26, 2025).

4.4	The management proxy circular dated April 25, 2024 in connection with the annual general meeting of the shareholders of the Company held on May 31, 2024 (incorporated by reference from the Registrant’s Report on Form 6-K, furnished to the Commission on April 25, 2024).

5.1	Consent of Deloitte LLP.

5.2	Consent of Stikeman Elliott LLP.

6.1	Powers of Attorney (included on the signature pages to this Registration Statement).

7.1	Form of Indenture (to be filed by amendment)

107	Calculation of Filing Fee Tables

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

At the time of filing of this Registration Statement on Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing and has duly caused this Registration Statement on Form F-10 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quebec, Province of Quebec, Canada, on March 26, 2025.

BRP INC.

By:	/s/ José Boisjoli
Name: José Boisjoli
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints José Boisjoli and Martin Langelier, either of whom may act without the joinder of the other, as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, to execute in the name, place and stead of the undersigned, in any and all such capacities, any and all amendments (including post-effective amendments) and supplements to this Registration Statement on Form F-10 (including any subsequent registration statement for the same offering which may be filed under the Securities Act), and all instruments necessary or in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing whatsoever necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form F-10 has been signed by the following persons in the capacities indicated below on March 26, 2025.

Signature	Title

/s/ José Boisjoli José Boisjoli	President and Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Sébastien Martel Sébastien Martel	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Élaine Beaudoin Élaine Beaudoin	Director

/s/ Pierre Beaudoin Pierre Beaudoin	Director

/s/ Joshua Bekenstein Joshua Bekenstein	Director

/s/ Charles Bombardier Charles Bombardier	Director

/s/ Ernesto M. Hernández Ernesto M. Hernández	Director

/s/ Katherine Kountze Katherine Kountze	Director

/s/ Nicholas Nomicos Nicholas Nomicos	Director

/s/ Edward Philip Edward Philip	Director

/s/ Michael Ross Michael Ross	Director

/s/ Barbara Samardzich Barbara Samardzich	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, this Registration Statement on Form F-10 has been signed by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on March 26, 2025.

BRP US INC.

By:	/s/ Tara Mandjee
Name: Tara Mandjee
Title: Authorized Signatory